Exhibit 31.4
CERTIFICATION
I, R. Mark Graf, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Discover Financial Services; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 25, 2016

/s/ R. MARK GRAF
R. Mark Graf
Executive Vice President and Chief Financial Officer